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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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
DOMESTIC OPERATING SUBSIDIARIES
BBN HARK Systems Corporation            (a Massachusetts corporation, 100% owned by BBN)
BBN Planet Corporation                  (a Massachusetts corporation, 95% owned by BBN)
BBN Software Products Corporation       (a Massachusetts corporation, 100% owned by BBN)


OTHER DOMESTIC SUBSIDIARIES

BBN Advanced Computers Inc.             (a Massachusetts corporation)
BBN BARRNet Inc.                        (a Massachusetts corporation, 100% owned by BBN
                                          Planet Corporation)
BBN Corporation                         (a Massachusetts domestic securities corporation)
BBN Inc.                                (a Maine corporation)
BBN Instruments Corporation             (a Delaware corporation)
BBN SURAnet Inc.                        (a Massachusetts corporation, 100% owned by BBN)
BBN NEARnet Inc.                        (a Massachusetts corporation, 100% owned by BBN
                                          Planet Corporation)
LightStream Corporation                 (a Massachusetts corporation, 80% owned by BBN)
Realtech Corporation                    (a Massachusetts corporation)


FOREIGN SUBSIDIARIES

BBN Canada Limited                      (a Canadian corporation)
BBN Deutschland GmbH                    (a German corporation)
BBN International Sales Corporation     (a U.S. Virgin Islands foreign sales corporation)
BBN Manufacturing H.K. Limited          (a Hong Kong corporation)
BBN Pty Limited                         (an Australian corporation)
BBN S.A.                                (a French corporation)
BBN Singapore Pte. Ltd.                 (a Singapore corporation)
BBN U.K. Limited                        (a United Kingdom corporation)
Nihon BBN K.K.                          (a Japanese corporation)
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